UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission file number 0-4604

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	31-0746871

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (513) 870-2000

Item 9. Regulation FD Disclosure. On September 25, 2003, Cincinnati Financial Corporation held an investor headquarters visit. Presentations used at the visit are furnished as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto and are incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

/S/ Kenneth W. Stecher Kenneth W. Stecher Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Accounting Officer) September 29, 2003

Exhibits:

Exhibit 99.1 Investor Headquarters Visit Part I
Exhibit 99.2 Investor Headquarters Visit Parts II and III
Exhibit 99.3 Investor Headquarters Visit Breakout Sessions